Exhibit 10.17

AMENDED AND RESTATED

OPERATING AGREEMENT OF

OAK PROPERTY AND CASUALTY LLC

This Amended and Restated Operating Agreement (“Agreement”) for Oak Property and Casualty LLC (the “Company”), is adopted and made effective as of the 31st day of March, 2009

Background

Effective October 3, 2006, Oak Property and Casualty LLC was formed as a limited liability company, under the Vermont Limited Liability Company Act, 11 V.S.A. §§ 3001-3162 (the “LLC Act”), and subject to applicable provisions of 8 V.S.A., Chapter 141 (“Captive Insurance Act”) to engage in the business of insuring and reinsuring various types of risk and to carry on and conduct any other lawful business or activity permitted insurance companies under Vermont law.

Effective September 30, 2007, Inland Retail Real Estate Trust, Inc. (Eastern REIT) withdrew as a Member of the Company.

The remaining Members wish to amend and restate the Operating Agreement with the Company.

SECTION 1. Definitions

The following terms shall have the following meanings for purposes of this Agreement:

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Articles” means the Articles of Organization as described in Section 2.1.

“Board” means the Board of Managers as described in Section 6.1.

“Capital Contribution” means the capital contribution referred to in Section 4.1 and any additional capital contributions made by a Member.

“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

“Commissioner” means the Commissioner of the Vermont Department of Banking, Insurance. Securities and Health Care Administration.

“Covered Person” means a Member, a Manager, an Officer, any Affiliate of a Member, a Manager or an Officer, any officers, managers, shareholders, partners, employees, representatives or agents of a Member, a Manager or an Officer, or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

“Effective Date” shall have the meaning set forth in Section 2.1.

“Manager” means any person designated by the Member or Members as a manager of the Company within the meaning of the LLC Act.

“Member” or “Members” means each Person or Persons signing this Agreement and any Person who subsequently is admitted as a member of the Company, in its capacity as a member of the Company.

“Membership Interest” means a Member’s distributional interest in the Company, as defined in the LLC Act. A Membership Interest includes, without limitation, a Member’s share of the Profits and Losses of, and the right to receive Net Cash Flow and other distributions from the Company. The percentage Membership Interest of each Member is set forth on Exhibit A.

“Net Cash Flow” means the gross cash proceeds to the Company from all sources less the portion thereof used to pay or establish reserves for Company operating expenses, debt payments, capital improvements, replacements and contingencies, with the amount of all reserves being determined by the Board based on the anticipated requirements of all existing assets then owned by the Company or as provided in a budget approved by the Board.

“Officers” shall have the meaning set forth in Section 6.10.

“Person” or “Persons” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

“Profit” and “Loss” mean for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company’s taxable income or loss determined in accordance with the Code.

“Successor” means all Persons to whom all or any part of a Membership Interest is Transferred.

“Transfer” means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

SECTION 2. Effective Date; Admission of Company

2.1

Effective Date of Agreement. This Agreement shall be effective on the date on which it is signed by a duly authorized representatives of each of the Members (the “Effective Date”).

2.2

Admission of Company as Party to Agreement. An Officer of the Company shall sign this Agreement on behalf of the Company, and the Company shall become a party to this Agreement.

SECTION 3. Name of Company; Purposes and Powers, etc.

3.1

Company Name, Purposes, etc. The business and affairs of the Company shall be conducted solely under the name set forth in the Articles of Organization, and the purposes, registered agent, registered office, duration and form of management of the Company shall be solely as set forth in that document.

3.2

Powers. The Company shall have all powers identified in the LLC Act and as further determined in the Captive Insurance Act.

3.3

Fiscal year. The fiscal year of the Company shall be the calendar year.

SECTION 4. Contributions and Distributions

4.1

Capital Contributions. The Members’ respective capital contributions to the Company are as set forth on Exhibit A. Exhibit A may be amended by the Board from time to time without the consent of the Member or Members upon a Transfer or issuance of Membership Interests.

4.2

Initial Members’ Membership Interest. The Members shall have, own and hold one hundred percent (100%) of the Membership Interests in the Company in equal proportion.

4.3

Other Capital Contributions and Membership Interests. The Board may issue additional Membership Interests in the Company in exchange for Capital Contributions, in the sole discretion of the Board.

4.4

No Other Capital Contributions Required. Other than the Capital Contributions referred to in Sections 4.1 and 4.3, no Member shall be required to contribute any additional capital to the Company, subject to any obligation arising under Article V, Section 2 of the Membership Participation Agreement.

4.5

Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

4.6

Limitations Pertaining to Capital Contributions.

4.6.1

Return of Capital. Except as otherwise provided in this Agreement, no Member may withdraw any Capital Contribution or any money or other property from the Company without the written consent of the Board and the prior written approval of the Commissioner. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash, unless otherwise specifically agreed to in writing by the Board at the time of such distribution.

4.6.2

No Interest or Salary. No Member shall receive any interest, salary or draw with, respect to its Capital Contributions or its capital account, and no Member shall receive any payments or fees for services rendered on behalf of the Company or otherwise whether in its capacity as a Member, independent contractor or agent, except as otherwise expressly provided in this Agreement or approved by the Board.

4.6.3

Liability of Members. Except as set forth in the LLC Act, no Member shall have any personal liability for the debts, obligations, liabilities, contracts or any other obligations of the Company, whether arising in contract, tort or otherwise, and no Member shall be required to loan any amounts to the Company. No Member shall have any personal liability for the repayment of the Capital Contributions or loans of any other Member.

4.6.4

No Third Party Rights. Nothing contained in this Agreement is intended or will be deemed to benefit any creditor of the Company, and no creditor of the Company will be entitled to require the Company or any Member to solicit or demand Capital Contributions from any other Member.

SECTION 5. Profit Loss, and Distributions

5.1

Distributions of Net Cash Flow. Net Cash Flow of the Company shall be distributed to the Member or Members at such time and from time to time as the Board of the Company shall determine, subject to the prior written approval of the Commissioner.

5.2

Allocation of Profit or Loss. All Profit or Loss shall be allocated to the Member or Members in accordance with its or their Membership Interests.

5.3

Liquidation and Dissolution. If the Company is dissolved, the assets of the Company shall be distributed to the Member or Members in proportion to its or their Membership Interests after satisfaction of the creditors of the Company in accordance with applicable law.

SECTION 6.  Management of the Company; Certain Restrictions on Members; Certain Rights of Members; Member Meetings

6.1

Management of Company; Number of Managers. The management of the Company shall be vested in a board of managers (the “Board” or collectively, the “Managers”), the number of which shall range from three (3) to nine (9) and shall be determined by the Member or Members by written resolution. A person elected a Manager is by such election designated a Manager by the Member or Members, and thus the Company shall be manager-managed, for purposes of the LLC Act. At least one Manager shall be a resident of the State of Vermont. Except as otherwise reserved in this Agreement, all Company powers shall be exercised by, or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board.

6.2

Election of Managers. Each Manager shall be appointed by the Member or Members to serve for a term of one year and until his or her successor is appointed, or until his or her earlier resignation or removal. Vacancies created by reason of an increase in the number of Managers during the course of the year may be filled as provided below. A Manager need not be a Member of the Company.

6.3

Quorum and Voting. Unless otherwise required by this Agreement, one-third of the total number of Managers shall constitute a quorum for the transaction of business. The vote of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board.

6.4

Resignation. Any Manager may resign at any time by delivering a written resignation to the Board. Such resignation shall be effective at the date set forth in it, and if there is none, upon receipt.

6.5

Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, including an executive committee, from among the members of the whole Board. Each committee shall have at least two members. The Board may designate, as alternate members of any such committee, one or more Managers who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the whole Board which establishes it, shall have and may exercise the powers of the Board in the management of the business and affairs of the Company. Any Manager may be a member of more than one committee. The procedures to be followed by such committees with respect to notice, quorum, voting, action without meeting, and other such matters shall be the same as those specified for meetings of the Board.

6.6

Vacancies; Newly-Created Positions for Managers. Any vacancy occurring on the Board by reason of death, resignation, retirement or removal from office of any Manager, or an increase in the number of Managers, may be filled by majority vote of the remaining Managers, although less than a quorum. The Managers so chosen to fill any such vacancy or newly-created position shall hold office until the appointment of their successors by resolution of the Member or Members.

6.7

Place, Time and Notice of Meetings. The Managers may hold their meetings in such place or places, within and without the State of Vermont and at such times as the Board may determine from time to time, provided, however, that at least one meeting each year shall be held in the State of Vermont. No formal notice of meetings to members of the Board shall be required. Oral notice of all meetings of the Board shall be sufficient, and shall be effective when communicated. If written notice is employed, it shall be deemed effective when received or on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A Manager’s attendance at or participation in a meeting acts as a waiver of any deficiency in the notice to that Manager unless the Manager objects at the beginning of the meeting (or promptly upon the Manager’s arrival) and the Manager does not thereafter vote for or assent to action taken at the meeting. Notice of a later meeting need not be given to any Manager who attended a prior meeting at which such later meeting was duly called and the time, date, and place thereof noticed.

6.8

Telephone Meetings and Written Consents. Any action required or permitted to be taken at any meeting of the Board or committees thereof may be taken by telephone conference call or other communications equipment, between at least a quorum of the Managers, or may also be taken without a meeting if all members of the Board or committee, as the case may be, consent to such action in writing and the writing or writings are filed in the minute book of the Board or committee.

6.9

Removal of Managers. Any and all Managers may be removed with or without cause by resolution of the Member or Members.

6.10

Officers of the Company. The Board shall appoint a President, a Secretary and a Treasurer, none of whom need be managers. The Board may also appoint one or more Vice Presidents, none of whom need be managers. All Officers of the Company shall hold office at the pleasure of the Board. Any two or more offices, except those of President, Vice President or Secretary may, at the discretion of the Board, be held by the same person. The Board may, from time to time, appoint such other officers and agents with such powers and duties as the Board may prescribe.

6.11

Resignation and Removal. Any Officer of the Company may resign at any time by giving written notice of his or her resignation to the Company. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the Company. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective. Any Officer of the Company may be removed, either with or without cause, at any time, by the Board at any meeting thereof.

6.12

President. The President shall in general supervise and control all of the business and affairs of the Company. Unless the President is not a member of the Board, the President shall preside, or delegate the authority to preside, at all meetings of the Board and of the Members. The President shall perform all duties incident to the office of President and any other duties prescribed by the Board from time to time.

6.13

Vice Presidents). Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board or the President. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board (or if there be no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President.

6.14

Treasurer. The Treasurer, subject to the direction and under the supervision of the Board, shall (a) have general charge of the financial concerns of the Company; (b) have care and custody of the funds and valuable papers of the Company; (c) have authority to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money payable to the Company or to its order, and to accept drafts on behalf of the Company; (d) have=authority to pay or cause to be paid all distributions or draws voted by the Board or the Member or Members; and (e) keep, or cause to be kept, accurate books of account, which shall be the property of the Company. If required by the Board, the Treasurer shall give the Company a bond in an amount and with a surety or sureties which are satisfactory to the Board for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Company, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the Treasurer’s possession or control belonging to the Company.

6.15

Secretary. The Secretary shall keep an attested copy of this Agreement, with a reference on the margin to all amendments hereof. The Secretary shall also keep a record of the meetings of the Board. The Secretary shall (a) keep the minutes of the proceedings of the Members, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all the notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) be custodian of the Company records; (d) keep a register of the post office address of each Member, which shall be furnished to the Secretary by each Member; and (e) in general perform all other duties assigned from time to time by the President or by the Board.

6.16

Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform the duties assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board. The Assistant

Treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in amounts and with a surety or sureties which are satisfactory to the Board.

6.17

Other Powers and Duties. Each Officer shall have in addition to the duties and powers specifically set forth above, such duties and powers as the Board may from time to time delegate to such office.

6.18

Execution of Instruments. Deeds, transfers, assignments, contracts, leases, obligations, certificates and other instruments may be signed on behalf of the Company by any officer. In addition, the

Board may from time to time direct the manner in which, and the person or persons by whom, any particular instrument or class of instruments may or shall be signed.

6.19

Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company. Deeds, transfers, assignments, contracts, leases, obligations, certificates and other instruments may be signed on behalf of the Company by any Officer. In addition, the Board may from time to time direct the manner in which, and the person or persons by whom, any particular instrument or class of instruments may or shall be signed.

SECTION 7. Transfer of Membership Interests

7.1

Transfers Permitted. Any Member may Transfer all, or any portion of, its Membership Interest to one or more Successors, subject to the prior written approval of the Commissioner and the approval of the majority of the Members. If the necessary approval is not received from the Commissioner and the majority of the Members then the transfer may not take place and the insurance coverage provided to the Successors will be terminated within 90 days of the change in ownership of the Member to the Successor.

7.2

Successor as Member. In the event of any permitted Transfer of all or any part of a Membership Interest to a Successor, the Successor shall be admitted to the Company as a Member at such time as the Board determines (but not before the Successor has executed a counterpart to this Agreement), and the Company shall be continued without dissolution.

SECTION 8. Dissociation

8.1. General Rule. A Member may be dissociated from the Company upon the occurrence of any one or more of the events specified in Section 3081, excluding subsection 3081(11), of the LLC Act. The Member may also be dissociated from the Company if it fails to purchase insurance from the Company or whose insurance is non-renewed or cancelled by the Company.

8.2. Effect of Dissociation. If a Member is dissociated from the Company pursuant to the provisions of Section 8.1 hereof or applicable provisions in the Membership Participation Agreement, the terms of the purchase of the dissociated Membership Interest shall be governed by Article V of the Membership Participation Agreement. .

In the event that a Member fails to purchase insurance from the Company for at least five (5) consecutive years, such Member shall pay to the Company, in the form of liquidated damages, an amount approved by the majority of the Members not greater than the pro-rated premium amounts based upon the last year of participation that would have been satisfied had the Member purchased insurance from the Company for five (5) consecutive policy years.

8.4. Statement of Dissociation. Immediately upon the dissociation of any Member, the Managers will file a statement of dissociation in the office of the Vermont Secretary of State in accordance with Section 3094 of the LLC Act.

SECTION 9. Dissolution

9.1

The Company shall be dissolved only upon the occurrence of one or more of the following events:

(a)

Adoption of a resolution of the Member or Members that the Company be dissolved; or

(b)

An administrative or judicial decree of dissolution.

9.2

Procedure for Winding Up and Dissolution. If the Company is dissolved, the affairs of the Company shall be wound up. On winding up of the Company, the assets of the Company shall be distributed, first to creditors of the Company in satisfaction of the liabilities of the Company, and then to the Member or Members of the Company in proportion to their Membership Interests.

9.3

Filing of Articles of Termination. Upon the completion of the winding up of the Company, the Board or any member thereof (or such other Person or Persons as the LLC Act may require or permit) shall promptly file Articles of Termination with Vermont Secretary of State.

SECTION 10. Books and Records, Accounting and Tax Election

10.1 Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company’s name.  The Board shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

10.2

Books and Records. The Board shall keep or cause to be kept complete and accurate books and records of the Company including a proper and current capital account for each Member. The books and records shall comply with all applicable federal income tax regulations and with generally accepted accounting practices as applicable to limited liability companies. The Members shall have the right to inspect and copy (at their own expense) the Company books and records at the principal office of the Company during ordinary business hours for a proper purpose provided that they have provided written notice of their intention to inspect such books and records and a statement of the proper purpose for such inspection at least five (5) business days prior to such inspection.

10.3

Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company’s taxable year shall be selected by the Board, subject to the requirements and limitations of the Code.

10.4

Annual Reports Relating to Tax Return Preparation. Within sixty (60) days after the close of the fiscal year of the Company, the Company shall prepare and deliver to the Members written reports which shall contain all information in possession of the Company that is reasonably necessary to enable the Members to prepare their federal income tax returns.

SECTION 11. Term and Termination

11.1 The term of this Agreement shall begin on the Effective Date and shall end upon the earlier of:

(a)

the date on which the Company ceases to exist under this Agreement or under other applicable law; or

(b)

the date on which the Member or Members resolve to terminate this Agreement; or

SECTION 12. Member and Manager Duties and Liabilities; Indemnification; Advancement of Expenses

12.1

Member Duties. Except as provided in this Agreement, a Member in its capacity as Member shall have no duty toward the Company.

12.2

Duty of Good Faith, etc. In carrying on the business and affairs of the Company, each Manager and Officer shall act in accordance with the standards set forth in 11 V.S.A. §§ 3059(b) through (d) inclusive and 3083(b)(3).

12.3   Liability for Violations of Duty of Care or Duty of Loyalty.

(i)

No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be in the best interests of the Company and within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(ii)

A Covered Person shall be fully protected in relying in good faith upon the records of the Company and such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member or Members might properly be paid.

(iii)

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, such Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a

Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

12.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered

Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability with respect to such indemnity.

12.5

Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.4 hereof.

12.6

Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.5 hereof and containing such other procedures regarding indemnification as are appropriate.

12.7

Outside Businesses. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

13.1

Incorporation of Articles. The Articles are hereby incorporated in this Agreement and made an integral part of it.

13.2

Amendments. This Agreement or the Articles may be amended only by resolution of the Member or Members.

13.3

Applicability of the LLC Act. Except as otherwise expressly provided in this Agreement and in the Articles, all provisions of the LLC Act as now in effect and as amended from time to time shall apply in the Agreement as if fully incorporated herein.

13.4

Governing law. This Agreement shall be deemed to have been made in the State of Vermont and the validity, enforceability, construction, interpretation and enforcement of this Agreement and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the laws of the State of Vermont, without regard to the principles of conflicts of law.

13.5

Captions. Captions in this Agreement are for convenience only and shall be deemed irrelevant in construing its provisions.

13.6

Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, Successors, and permitted assigns.

IN WITNESS OF its acceptance of the above terms and conditions, the Member has duly signed and dated, and an Officer has duly countersigned on behalf of the Company, this Agreement as follows:

Inland Real Estate Corporation (Midwest REIT)

/s/ Mark Zalaroris	Date: March 31, 2009
Its Duly Authorized Representative

Inland Western Retail Real Estate Trust, Inc. (Western REIT)

/s/ Steven P. Grimes	Date: March 31, 2009
Its Duly Authorized Representative

Inland American Real Estate Trust, Inc. (American REIT)

/s/ Lori J. Foust	Date: March 31, 2009
Its Duly Authorized Representative

Oak Property and Casualty LLC

/s/ Lori J. Foust	Date: March 31, 2009
Its Duly Authorized Representative

Exhibit A

Member

Member

Contribution

Interest

Inland Real Estate Corporation (Midwest REIT)

33%

$250,000.00

Inland Western Retail Real Estate Trust, Inc. (Western REIT)

33%

$250,000.00

Inland American Real Estate Trust, Inc. (American REIT)

33%

$250,000.00

UNANIMOUS CONSENT OF BOARD OF MANAGERS

of

OAK PROPERTY AND CASUALTY LLC

WHEREAS, Oak Property and Casualty LLC (the “Company”) is a captive insurance company organized as a limited liability company pursuant to Title 11 of the Vermont Statutes Annotated;

WHEREAS, Inland Retail Real Estate Trust, Inc. (“Eastern REIT”) withdrew as a Member of the Company, effective September 30, 2007;

WHEREAS, Inland Diversified Real Estate Trust, Inc. (“Diversified REIT”) seeks to be admitted as a Member of the Company, effective August 24, 2009;

NOW THEREFORE, the undersigned, being all of the Company’s Managers, pursuant to the provisions of Sections 4.1 and 4.3 of the Company’s Amended and Restated Operating Agreement, do hereby consent to the adoption of the following resolutions and to the taking of the actions set forth therein, without and in lieu of a meeting of the Company, such consent to have the same force and effect as a vote at a meeting:

RESOLVED:

To approve, subject to regulatory approval, the admission of Diversified REIT as a Member of the Company, effective August 24, 2009; and

FURTHER

RESOLVED:

To issue, subject to regulatory approval, a 25% Membership Interest in the Company to Diversified REIT in exchange for a Capital Contribution to the Company in the amount of $187,500; and

FURTHER

RESOLVED:

To return to Eastern REIT, pursuant to Article V, Section 2 of the Membership Participation Agreement and subject to regulatory approval. $187,500 representing the full amount of capital contributed to the Company by Eastern REIT; and

FURTHER

RESOLVED:

To amend Exhibit A to the Company’s Operating Agreement to reflect (i) the admission of Diversified REIT and its Capital Contribution to the Company and (ii) the Return of Capital to Eastern REIT; and

FURTHER

RESOLVED:

That JoAnn Armenta be and hereby is elected to the position of Vice President, effective August 24, 2009, to serve until the next annual meeting of the Board of Managers, or until her death, disability, or resignation and until her successor is elected and qualified.

FURTHER

RESOLVED:

That the Company’s officers be, and hereby, are authorized and directed to take any and all actions necessary to effectuate the foregoing resolutions.

This Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned Members have hereunto set their hands as of the 26th day of August, 2009:

/s/ Steven Grimes	/s/ Lori J. Foust
Steve Grimes	Lori Foust

/s/ Peter Joy	/s/ Mark Zalatoris
Peter Joy	Mark Zalatoris

Exhibit A

Member

Member

Contribution

Interest

Inland Real Estate Corporation (Midwest REIT)

25%

$187,500.00

Inland Western Retail Real Estate Trust, Inc. (Western REIT)

25%

$187,500.00

Inland American Real Estate Trust, Inc. (American REIT)

25%

$187,500.00

Inland Diversified Real Estate Trust, Inc. (Diversifeid REIT)

25%

$187,500.00